EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Forms S-1 of our report dated March 2, 2007, relating to the financial statements and financial statement schedules of Spirit AeroSystems Holdings, Inc, which appear in such Registered Statements. We also consent to the reference to us under the heading “Experts” in such Registered Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Saint Louis, Missouri
May 4, 2007